Exhibit 21


                                  SUBSIDIARIES

                                       Jurisdiction of     Nature of Ownership
               Name                     Incorporation       (direct/indirect)
-------------------------------------  ---------------  ------------------------
The Simsbury Bank & Trust Company Inc.   Connecticut    Direct
SBT Investment Services, Inc.            Connecticut    Indirect (a wholly-owned
                                                        subsidiary of The
                                                        Simsbury Bank & Trust
                                                        Company, Inc.)

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